SECOND AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT

     This Second Amendment ("Second Amendment") to Fourth Amended and Restated Credit Agreement dated as of March 28, 2002, as amended by the First Amendment to Fourth Amended and Restated Credit Agreement dated as of June 12, 2003 (the "Credit Agreement"), originally by and among CONTINENTAL RESOURCES, INC., an Oklahoma corporation (the "Borrower"), UNION BANK OF CALIFORNIA, N.A., as LC Issuer, Bank, Lead Arranger, Fronting Bank and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the "Administrative Agent"), GUARANTY BANK, FSB, as Co-Arranger, Bank and Collateral/Documentation Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the "Collateral Agent"), FORTIS CAPITAL CORP., as Co-Arranger, Bank and Syndication Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the "Syndication Agent"), and the several banks and financial institutions from time to time parties to the Credit Agreement (the "Banks") is entered into this 22nd day of October 2003.

                              W I T N E S S E T H:

     WHEREAS, in consideration of Borrower reducing the outstanding balance under the Credit Agreement by the sum of $17,000,000.00, which sum is being made available to Borrower by a distribution from its subsidiary, Continental Gas, Inc. (herein sometimes called "CGI"), the Banks are willing to (i) assign to the lenders (or their agent) who are entering into a credit facility with CGI, under which CGI will obtain the funds used to make the aforesaid distribution from CGI to Borrower (hereinafter called the "CGI Credit Agreement"), all of the liens and security interests heretofore granted by CGI to Collateral Agent covering the Borrowing Base Oil & Gas Properties owned by CGI and (ii) release CGI from the Guaranty that it executed on March 28, 2003 in connection with the Credit Agreement; and

     WHEREAS, Borrower and the Bank Parties desire to amend the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and for Ten Dollars ($10.00) and other good and valuable consideration received by each party hereto, and each intending to be legally bound hereby, the parties agree as follows:

     I.   Amendments to Credit Agreement.

     Article I, DEFINITIONS, of the Credit Agreement is hereby amended by adding thereto the following defined terms:

     "CGI" means Continental Gas, Inc., an Oklahoma corporation.

     "CGI Credit Agreement" has the meaning prescribed for such term in the Second Amendment.

     "consolidated" and "consolidating," as used throughout this Agreement in reference to balance sheets, Financial Statements, GAAP, and/or within other defined terms and covenants relating to Borrower and/or the Guarantors shall be deemed in every case to exclude any and all information relating to Continental Gas, Inc.

     "Second Amendment" means the Second Amendment to Credit Agreement dated October 22, 2003 among Bank Parties and Borrower.

     Article I, DEFINITIONS, of the Credit Agreement is hereby further amended by revising the definition of "Guarantor(s)" to read as follows:

     "Guarantor(s)" means, individually and collectively, Continental Resources of Illinois, Inc., Continental Crude Co. and all other Subsidiaries of Borrower, except and excluding Continental Gas, Inc.

     Section 2.06, Borrowing Base Determination, is hereby amended by adding the following sentence immediately after the second sentence of such section:

     "The Borrowing Base in effect as of the date of the Second Amendment is One Hundred Forty Five Million Dollars ($145,000,000.00)."

     Section 4.01, Existence, is hereby amended by revising the final clause in next to the last sentence of such section to read as follows:

     "and Borrower has no Subsidiaries other than Guarantors and Continental Gas, Inc."

     Section 5.35, Required Hedging Transaction, as added to the Agreement by the First Amendment, is hereby amended to substitute "50%" in place of "30%" in such Section.

     Article VI, NEGATIVE COVENANTS, is hereby amended by adding thereto the following new Section 6.20:

     6.20 Amendment, Termination or Waiver of Contracts with CGI. (a) Terminate or allow any contract with CGI to be terminated prior to the scheduled expiration of its stated term; or (b) waive noncompliance with the material terms of any material contract with CGI, or amend in any material respect any material contract with CGI, if after giving effect to the amendment, the terms of the amended contract would be less favorable to Borrower than prior to such amendment.

     Section 7.01, Enumeration of Events of Default, is hereby amended by relabeling subsections (i) and (j) thereof to become subsections (j) and (k), and by inserting the following new subsection (i):

     "(i) Default shall be made by CGI under the CGI Credit Agreement at a time when CGI continues to be a Subsidiary of Borrower, or a default shall be made by CGI with respect to its guaranty of the Senior Subordinated Notes, and any such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto."

     The Guarantor's signature page to the Credit Agreement is hereby amended by deleting the signature block for Continental Gas, Inc.

     Exhibit A attached to the Credit Agreement is hereby amended by deleting all Borrowing Base Oil and Gas Properties pledged by Continental Gas, Inc.

     All Schedules to the Credit Agreement are hereby amended by deleting all information relating to Continental Gas, Inc.

     II. Conditions Precedent in Connection with the Second Amendment. The Second Amendment shall not be binding on the Banks until satisfaction of the following conditions precedent:

     A. Administrative Agent shall have received fully executed counterparts, in the number of multiple originals requested by Administrative Agent, of the Second Amendment, duly executed by an authorized officer for Borrower.

     B. Borrower (or Continental Gas, Inc. on behalf of Borrower) shall have paid to the Administrative Agent for credit to the Banks the sum of $17,000,000.00 to reduce the outstanding balance of the Loan.

     C. Borrower shall have paid to Administrative Agent, for subsequent credit to the Banks in accordance with the further provisions hereof, the cash sum of $90,000.00 as partial consideration for this Second Amendment including, without limitation, for the release of Continental Gas, Inc., as a Guarantor; and promptly following receipt of such payment Administrative Agent shall pay to each Bank $15,000.00 out of such $90,000.00 sum.

     D. The representations and warranties contained in Article IV of the Credit Agreement shall be true and correct in all material respects on the date of the Second Amendment with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing or will have occurred upon the execution of the Second Amendment.

     E. All legal matters incident to the consummation of the transactions contemplated by the Second Amendment shall be satisfactory to special counsel for the Banks.

     F. All reasonable and documented legal fees owed by the Banks to Porter & Hedges, L.L.P. in connection with the Second Amendment shall have been paid by Borrower.

     III. Obligations of the Collateral Agent and the Banks. Contemporaneously with this Second Amendment becoming effective, the Bank Parties agree that they shall perform or cause to be performed each of the following covenants:

     A. The Guaranty heretofore executed by Continental Gas, Inc. shall be terminated in writing and Continental Gas, Inc. shall be released from all of its obligations and liabilities under such Guaranty.

     B. Collateral Agent shall execute and deliver to the Administrative Agent designated in the CGI Credit Agreement (the "CGI Administrative Agent"), an Assignment of Liens in form and substance mutually satisfactory to the Collateral Agent and the CGI Administrative Agent transferring to the CGI Administrative Agent all liens and security interests arising under and pursuant to the Security Instruments heretofore executed by CGI to secure the Obligations of Borrower under the Credit Agreement.

     IV. Certain Waivers. The Bank Parties hereby grant a one-time waiver of Borrower's failure to be in compliance with the Current Ratio covenant set forth in Section 6.15 of the Credit Agreement for the quarter ended September 30, 2003. This one-time waiver is not intended to establish any course of dealing between the Bank Parties and Borrower, or to indicate any intention or agreement to grant future waivers of any non-compliance by Borrower with any of the terms of the Credit Agreement. Any future waivers must be in writing and signed by the Bank Parties, and any alleged waiver that is not in writing and signed by the Bank Parties shall be subject to the provisions of Section 9.07 of the Credit Agreement.

     V. Reaffirmation of Representations and Warranties. To induce the Banks to enter into this Second Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Credit Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

     A. The execution and delivery of this Second Amendment and the performance by the Borrower of its obligations under this Second Amendment are within the Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

     B. The Credit Agreement as amended by this Second Amendment represents the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

     D. Since the date of the Agreement, Borrower has not formed or created any new Subsidiaries.

     VI. Defined Terms. Except as amended hereby, terms used herein that are defined in the Credit Agreement shall have the same meanings herein.

     VII. Reaffirmation of Credit Agreement. This Second Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     VIII. Entire Agreement. The Credit Agreement, as hereby amended, embodies the entire agreement between the Borrower and the Banks and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. The Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Credit Agreement, as hereby amended, and in the other documents previously executed or executed of even date herewith.

     IX. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Second Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower and the Banks, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Second Amendment or any other Security Instrument; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

     X. Severability. Whenever possible each provision of this Second Amendment shall be interpreted in such manner as to be effective and valid under applicable  law,  but if  any  provision  of  this  Second  Amendment  shall  be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Amendment.

     XI. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

     XII. Section Captions. Section captions used in this Second Amendment are for convenience of reference only, and shall not affect the construction of this Second Amendment.

     XIII. Successors and Assigns. This Second Amendment shall be binding upon the Borrower and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Banks, and the respective successors and assigns of the Banks.

     XIV. Non-Application of Chapter 346 of Texas Finance Codes. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Credit Agreement as hereby further amended or any other Loan Documents or the transactions contemplated hereby.

     XV. Notice. THIS SECOND AMENDMENT TOGETHER WITH THE LOAN AGREEMENT, AND THE OTHER SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO WRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

                                 BORROWER:

                                 CONTINENTAL RESOURCES, INC.

                                 By:     ROGER CLEMENT
                                         Roger Clement
                                         Senior Vice President and Chief
                                         Financial Officer


                                 ADMINISTRATIVE AGENT, LEAD ARRANGER,
                                 LC ISSUER, FRONTING BANK AND BANK:

                                 UNION BANK OF CALIFORNIA, N.A.

                                 By:     RANDALL OSTERBERG
                                         Randall Osterberg,
                                         Senior Vice President

                                 By:     JOHN CLARK
                                         John Clark,
                                         Vice President


                                 COLLATERAL/DOCUMENTATION
                                 AGENT, CO-ARRANGER AND BANK:

                                 GUARANTY BANK, FSB

                                 By:     RICHARD MENCHACA
                                         Richard Menchaca,
                                         Vice President


                                 SYNDICATION AGENT, CO-ARRANGER AND BANK:

                                 FORTIS CAPITAL CORP.

                                 By:     DARRELL W. HOLLEY
                                         Darrell W. Holley,
                                         Managing Director

                                 By:     CHRISTOPHER S. PARADA
                                         Christopher S. Parada,
                                         Vice President


                                 BANKS:

                                 COMPASS BANK

                                 By:     KATHLEEN J. BOWEN
                                         Kathleen J. Bowen
                                         Vice President


                                 WELLS FARGO BANK TEXAS, N.A.

                                 By:     DUSTIN S. HANSEN
                                         Dustin S. Hansen
                                         Assistant Vice President


                                 COMERICA BANK

                                 By:     PETER L. SEFZIK
                                         Peter L. Sefzik
                                         Assistant Vice President